  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2021

Allegro Merger Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38581	85-2425125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue, 37th Floor

New York, NY 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 319-7676

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☒No☐

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the staff of the SEC (the “SEC Staff”) issued a public statement (the “SEC Staff Statement”) entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”).” In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to warrants issued by SPACs such as the Company may require the warrants to be classified as liabilities on the SPAC’s balance sheet, as opposed to equity.

On May 17, 2021, the Audit Committee of the Board of Directors of the Company concluded, after discussion with the Company’s management, that the Company’s (i) audited financial statements for the years ending December 31, 2018, 2019 and 2020, and as of July 6, 2018; and (ii) unaudited interim financial statements as of and for the periods ended September 30, 2018, March 31, 2019, June 30, 2019, September 30, 2019, March 31, 2020, June 30, 2020 and September 30, 2020 (collectively, the “Non-Reliance Period”) should no longer be relied upon due to changes required to reclassify the Public and Private Warrants as liabilities to align with the requirements set forth in the SEC Staff Statement. The Company has discussed this approach with its independent registered public accounting firm, MaloneBailey, LLP (“Malone”), and will file an amendment (the “Amended Form 10-K”) to its Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 29, 2021 (“Original Form 10-K”) reflecting this reclassification of the Public and Private Warrants for the Non-Reliance Period after it has finalized its warrant valuation procedures.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Malone.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2021

ALLEGRO MERGER CORP.

By:	/s/ Eric Rosenfeld
Name: Eric Rosenfeld Chief Executive Officer

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